 EX‑35.21

(logo) LNR
          Partners, LLC

ANNUAL STATEMENT OF COMPLIANCE

OF

LNR PARTNERS, LLC

The undersigned, Job Warshaw, being the President of LNR Partners, LLC (the "Special Servicer"), as special servicer under the applicable Pooling and Servicing Agreement for the transactions listed on Schedule I hereto, hereby certifies, subject to any limitations listed on Schedule I hereto, as of the date hereof, on behalf of the Special Servicer, solely in his capacity as an authorized officer of the Special Servicer and not in his individual capacity, as follows:

1. A review of the activities performed by the Special Servicer during the period commencing on January 1, 2015 and ending on December 31, 2015 (or any other shorter period set forth on Schedule I hereto) (the “Reporting Period"), and of the Special Servicer's performance under the Pooling and Servicing Agreement has been made under my supervision; and

2. To the best of my knowledge, based on such review and using the applicable servicing criteria under Item 1122 of Regulation AB, the Special Servicer has fulfilled all of its obligations under the applicable Pooling and Servicing Agreement in all material respects throughout the Reporting Period.

LNR PARTNERS, LLC,
a Florida limited liability company

By: /s/ Job Warshaw
Job Warshaw
President

Dated: February 23, 2016

1601 Washington Avenue · Suite 700 · Miami Beach, Florida 33139-3164
Telephone: (305) 695-5600 · Fax: (305) 695-5601

Schedule I

COMM 2013-CCRE12
COMM 2013-CCRE12 Mortgage Trust Commercial Mortgage Pass-Through Certificates

Deutsche Mortgage& Asset Receiving Corporation
c/o Cadwalader, Wickersham & Taft LLP
200 Liberty Square
New York NY 10281
Anna H. Glick

Deutsche Mortgage& Asset Receiving Corporation
60 Wall Street
New York NY 10005
Lainie Kaye

Park Bridge Lender Services LLC
560 Lexington Avenue, 17th Floor
Att: COMM 2013-CCRE12 - Surveillance Manager
New York NY 10022
David Rodgers

Park Bridge Lender Services LLC
Att: COMM 2013-CCRE12
560 Lexington Avenue, 17th Floor
New York NY 10022
Group

Park Bridge Lender Services LLC
Cadwalader, Wickersham & Taft LLP
200 Liberty Street
New York NY 10281
Patrick T. Quinn

U.S. Bank, National Association
US Bank Global Structured Finance
MK-IL-SL7R
190 S. LaSalle St., 7th Floor
Chicago IL 60603
Edward Przybycien

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia MD 21045
Group Notices